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                                                                     Exhibit 4.8

                          SYSCON (PROPRIETARY) LIMITED

                         REGISTRATION RIGHTS AGREEMENT

  THIS REGISTRATION RIGHTS AGREEMENT is made as of 26 February 1998, by and between Networks Associates, Inc., a Delaware corporation (the "Company"), and Brenda Joyce Crook ("Crook").

RECITALS

     WHEREAS, concurrent with delivery of this Agreement, the Company, FSA Combination Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("FSA") and Crook are entering into a Stock Purchase Agreement (the "PURCHASE AGREEMENT") which provides for the Purchase (the "PURCHASE") of the entire share capital of Syscon (Proprietary) Limited by FSA in exchange for shares of Company Common Stock;

     WHEREAS, the Purchase Agreement provides that, as of the Closing Date, the shares of Company Common Stock that are issued to Crook pursuant to the Purchase Agreement be granted registration rights as set forth herein; and

     WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Purchase Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Registration Rights. The Company covenants and agrees as follows:

          1.1  Definitions. For purposes of this Section 1:

               1.1.1 The term "Act" means the Securities Act of 1933, as amended.

               1.1.2. The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               1.1.3. The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               1.1.4. The term "Registrable Securities" means the Common Stock of the Company ("Common Stock") issued to Crook in accordance with the terms and conditions of the Purchase Agreement.
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               1.1.5.    The term "SEC" shall mean the Securities and Exchange
Commission.

          1.2. Obligations of the Company. The Company shall, as soon as reasonably possible:

               1.2.1. Prepare and file with the SEC as soon as commercially practicable, but in no event later than 180 days after the Closing Date, a registration statement on Form S-3 with respect to such Registrable Securities (hereinafter referred to as the "Registration Statement") and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter, and, subject to the provisions below, use its reasonable best efforts to, keep such registration statement effective indefinitely or, if earlier, until Crook has sold all of the Registrable Securities. If at any time after a registration statement becomes effective, the Company advises Crook in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is necessary to amend the registration statement, Crook shall suspend any further sale of Registrable Securities pursuant to the Registration Statement until the Company advises Crook that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable, provided that the Company shall not be required to amend the registration statement during any time when the Company's officers and director are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for Crook to recommence sales under the registration statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock pursuant to the Company's insider trading policy. In addition, the Company may suspend use of the registration statement to the extent the Company is advised by its legal counsel, such action is reasonably necessary to comply with federal securities law. In the event the sales of Registrable Securities of Crook are suspended as provided above, the 180-day period during which a registration statement must be kept effective shall be extended for the total number of days during which sales are suspended.

               1.2.2. Subject to subsection 1.2(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               1.2.3. Furnish to Crook such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Crook may reasonably request in order to facilitate the disposition of Registrable Securities owned by her.

               1.2.4. Use its best efforts to register and qualify the securities covered by such registration statement under such other (U.S.) securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Crook, provided that the
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Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

               1.2.5. The Company may include securities issued in connection with any acquisition not otherwise registered on an S-4 Registration Statement in the registration pursuant to this Agreement.

          1.3. Information from Crook. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section I with respect to the Registrable Securities of Crook that Crook shall furnish to the Company such information regarding herself, the Registrable Securities held by her, and the intended method of disposition of such securities, as shall be required to effect the registration of the Registrable Securities.

          1.4 Expenses of Registration. All expenses of Crook, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees of Crook other than the fees of one counsel to Crook (not to exceed $5,000).

          1.5 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               1.5.1 The Company will indemnify and hold harmless Crook against any losses, claims, damages, or liabilities (joint or several) to which Crook may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements' therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to Crook as incurred any legal or other expenses reasonably incurred by Crook in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnify agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by Crook. In addition, the Company shall not be liable for any untrue statement or omission in any prospectus if a supplement or
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amendment thereto correcting such untrue statement or omission was delivered to
Crook prior to the pertinent sale or sales by Crook.

          1.5.2 Crook will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other Crook selling securities in such registration statement and any controlling person of any such Crook, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Crook expressly for use in connection with such registration; and Crook will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Crook, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.5(b) exceed the gross proceeds from the offering received by such Crook.

          1.5.3  Promptly after receipt by an indemnified party under this
Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

          1.5.4 If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of
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the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                    1.5.5 The obligations of the Company, and Crook under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.6 Reports Under the Securities Exchange Act. The Company agrees to file with the SEC in a timely manner all reports and other documents and information required of the Company under the 1934 Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

          1.7 Rules 144 and 144A. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Act and the 1934 Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of Crook, make publicly available other information so long as necessary to permit sales of Crook's securities pursuant to Rule 144 and 144A. The Company covenants that it will take such further action as Crook may reasonably request, all to the extent required from time to time to enable Crook to sell securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).

     2.   Miscellaneous

          2.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                    2.1.0.1.  if to the Company:

                              Networks Associates, Inc.
                              2805 Bowers Ave.
                              Santa Clara, CA 95051
                              Attention: Richard Hornstein, Esq.
                              Facsimile No.: (408) 970-9727

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with a copy to:

          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention: Jeffrey D. Saper, Esq.
                     Kurt J. Berney, Esq.
          Facsimile No.: (415) 493-6811

2.1.0.2   if to the Escrow Agent, to:

          Greater Bay Trust Company
          400 Emerson Street
          2nd Floor
          Palo Alto, CA 94301
          Attention: Anna Paivah
          Telephone No.: 650-614-5720
          Facsimile No.: 650-473-1326

2.1.0.3   if to Crook:

          19 Concourse Crescent
          Lonehill
          Sandton
          South Africa
          Telephone: 27 + 11 + 7031472
          Facsimile: 27 + 11 + 4651067

     2.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     2.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     2.4. Entire Agreement; Assignment. This Agreement, the schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person (including, without limitation, those persons listed on any exhibits hereto) any rights or remedies hereunder; and (c) without the prior written consent of each party shall not be assigned by operation of law or otherwise, except that the Company may assign its rights and obligations hereunder to an affiliate of the Company pro-

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vided that the Company shall remain liable for all its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties, if such consent required hereby, shall be void.

          2.5. Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          2.6. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          2.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          2.8. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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     IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first above written.

                                                  NETWORK ASSOCIATES, INC.

                                                  By: /s/ Eric Borrman

                                                  Title: Finance Director

                                                  BRENDA JOYCE CROOK
                                                  /s/ B J Crook